UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): December 16, 2011

KeyOn Communications Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33842	74-3130469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7548 West Sahara Avenue #102 Las Vegas, NV	89117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 403-1246

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 19, 2011, the board of directors of KeyOn Communications Holdings, Inc. (the “Company”) appointed Thomas M. Wittenschlaeger as principal executive officer and principal financial and accounting officer of the Company, succeeding A. Robert Handell who resigned from all positions with the Company on December 16, 2011.

Mr. Wittenschlaeger currently serves as a Senior Technologist within Nant Holdings.  Nant Holdings is owned and controlled by California Capital Equity, LLC, the holder of all of the Company’s issued and outstanding shares of Series A Preferred Stock, various warrants to purchase the Company’s Series A Preferred Stock and a secured promissory note in the principal amount of $2,600,000, due June 14, 2012.  Prior to Nant Holdings, Mr. Wittenschlaeger served as chief executive officer, president, a director and chairman of the board of directors of Raptor Networks Technology, Inc., a data network switching company, from March 2004 to December 2011.Mr. Wittenschlaeger has accumulated more than twenty-five years of experience in the high technology products and services area, much of it in general management with leadership positions in operating units ranging in size from $3 million to $500 million in annual revenues.  From 2002 to 2004, he was senior vice president of corporate development and chief technical officer at Venturi Partners, Inc., a leading provider of information technology and professional staffing services nationwide.  From 2000 to 2002, he was senior vice president and general manager of ViaSat Satellite Networks, the commercial arm of ViaSat, Inc.  Prior to that, he served for sixteen years in various roles from senior systems engineer to chief corporate strategist at the Hughes Aircraft Company. He was awarded the inaugural Malcom R. Curry Innovation Award for his work in modeling market demand for products that had never existed prior. He is a 1979 graduate of the U.S. Naval Academy in Annapolis, Maryland with a B.S. in electrical engineering and post-graduate work in nuclear engineering.  He is the inventor of a family of converged infrastructure fabric technologies and holds numerous patents in networking, communications and parallel computing. He is also a graduate of the UCLA Executive Program in Business and co-founder of UCLA's Executive Program in Marketing.  Mr. Wittenschlaeger serves as an independent Director of Lantronix, Inc. as Chairman of the Nominating and Governance Committee as well as Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYON COMMUNICATIONS HOLDINGS, INC.

Dated: December 21, 2011	By:	/s/ Thomas M. Wittenschlaeger
Name: Thomas M. Wittenschlaeger
Title: Principal Executive Officer

3